Exhibit 10.1

MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (this “Agreement”) is made as of July 1, 2019 (the “Effective Date”), by and amongst Rezolute, Inc., a corporation incorporated in Delaware (“Rezolute” or “Service Provider”), Genexine, Inc., a corporation incorporated under the laws of the Republic of Korea (“Genexine”) and Handok, Inc., a corporation incorporated under the laws of the Republic of Korea (“Handok”). Genexine and Handok shall be referred to collectively as the “Program Owner”. For purposes of this Agreement, Genexine and Handok are equally responsible for all matters herein as the Program Owner, including without limitation, the payment of monies that may be owed to Rezolute in performance of the services set forth below. Genexine, Handok and Rezolute may be referred to individually as a “Party” or collectively, as the “Parties”).

RECITALS

WHEREAS, Genexine and Handok have collaborated on developing a long acting growth hormone program known as GX-H9 (the “Program”) and now desire to obtain the assistance of Rezolute in (among other matters) further advancing the Program into global clinical studies including making the Program ready for Phase 3 studies in the US and Europe.

WHEREAS, Rezolute desires to assist Genexine and Handok on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.         Services.

(a)    Scope of the Services.  During the Term (as defined below), Rezolute shall provide to Program Owner, and Program Owner agrees to purchase from Rezolute, the services set forth on Exhibit A attached hereto (as may be amended by the Parties in writing from time to time, “Exhibit A”) (the “Initial Services”), in each case, on the terms set forth therein.  During the Term, Program Owner may from time to time request that Rezolute provide to Program Owner additional services (the “Additional Services”, and with the Initial Services, the “Services”).  In the event that Program Owner requests that Rezolute provide Additional Services, and Rezolute agrees to provide such Additional Services to Program Owner, the Parties shall amend Exhibit A to include a description of such Additional Services and the relevant terms related thereto.  Rezolute shall provide Program Owner any related services, functions or responsibilities not specifically described in this Agreement as forming part of the Services that are an inherent, necessary or customary part of the Services or are required or reasonably necessary for the proper performance or provision of the Services in accordance with this Agreement.

(b)    Access to Information and Personnel.  During the Term, Program Owner shall provide Rezolute access to facilities, personnel and other information as may reasonably be requested by Rezolute to enable Rezolute to timely perform its obligations hereunder, except as otherwise expressly set forth in Exhibit A.

(c)    Standard of Care.

(i)        Subject to the terms of this Agreement, Rezolute shall provide the Services in a professional and workman-like manner and at no less than the level of quality and commitment employed by Program Owner in connection with providing the Services (or services of like nature and scope) to Program Owner own business, and in compliance with the laws and regulations of any and all countries which may be applicable to the performance of the Services.

(ii)       In the performance of this Agreement and in connection with the Services, no expenditures for other than for lawful purposes will be made, and Rezolute has not and will not in the future directly or indirectly offer, pay, promise to pay or authorize the giving of anything of value to: (A) any government official, any political party or official thereof, or any candidate for political office; (B) any other person while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any such official, to any such political party or official thereof, or to any candidate for political office; for the purpose of (x) influencing any action or decision of such official party or official thereof, or candidate in his or its capacity, including a decision to fail to perform his or its official functions; or (y) influencing such official party or official thereof, or candidate to use his or its influence with any government or instrumentality thereof to effect or influence any act or decision of such government or instrumentality.

(iii)      With respect to any particular Service(s) to be provided under this Agreement, Rezolute shall, unless otherwise specified in Exhibit A, determine the means and resources used to provide such Service(s) in accordance with its prudent and reasonable business judgment.  Rezolute shall regularly inform Program Owner of the resources that it is utilizing.

(iv)      Rezolute shall select, employ, pay, supervise, direct and discharge the personnel providing Services under this Agreement.  Program Owner shall, unless otherwise specified in Exhibit A, be solely responsible for the payment of all benefits and any other direct and indirect compensation for personnel of Rezolute assigned to perform Services under this Agreement. Rezolute shall be an independent contractor in connection with the performance of Services under this Agreement and the employees performing Services in connection herewith shall not be deemed to be employees of Program Owner.

(v)       In providing the Services hereunder, Rezolute may utilize the services of any affiliate or any independent contractor to provide Services (“Independent Party”); provided, however, that Rezolute shall remain responsible for the performance of its obligations under this Agreement.

(vi)      Rezolute will provide, upon reasonable written notice, such periodic reports with respect to the Services it provides hereunder as are reasonably requested by Program Owner.

Pursuant to this Section 1, Rezolute covenants and agrees that it shall regularly inform Program Owner of the scope of resources and means that it deems necessary to perform the Services and agrees that it shall seek the approval of Program Owner with respect to any potential engagement by a third party to assist in performing the Services. Further, Rezolute agrees that it will be regularly available by telephone and email during reasonable business hours to discuss the Services with Program Owner. Upon five (5) business days notice, Program Owner shall have the right to audit the Services being provided by Rezolute including meeting with Rezolute at Rezolute’s corporate headquarters. Rezolute covenants and agrees to furnish all relevant information to facilitate any such audit, including without limitation, Rezolute’ books and records relating to the Services. The Parties agree that email approvals by any Party shall suffice for matters set forth in this Agreement.

(d)    Compensation for Services.

(i)        Service Fees.  The Services shall be provided by Rezolute to Program Owner at the costs set forth on Exhibit A (collectively, the “Service Fees”).

(ii)       Service Expenses.  The Services shall be provided by Rezolute to Program Owner and out-of-pocket expenses that can be reimbursed as set forth on Exhibit A (collectively, the “Service Expenses”) shall be reimbursed by Program Owner to Rezolute.

(iii)      Billing and Payment Terms.  Unless otherwise specified on Exhibit A, statements of amounts due will be invoiced monthly and such invoices shall be payable within thirty (30) days.  All amounts invoiced will be equally divided between Genexine and Handok.

(iv)      Payment Instructions.  Invoices shall be paid by wire transfer of immediately available funds to a bank account designated by Rezolute, or such other method as may be designated by Rezolute.

2.         Proprietary Rights.

(a)    No Transfer.  The performance of the Services hereunder will not affect the ownership of any properties, assets or intellectual property rights owned or controlled by any Party or any Party’s affiliates.  No Party will gain, by virtue of the Services provided hereunder, any rights of ownership of any properties, assets or intellectual property rights owned or controlled by the other Party.

(b)    Necessary Rights.  To the extent that the Services include the provision of written marketing materials, video or audio production services, or any other services or materials which will be displayed or performed in respect of the general public, Program Owner represents and warrants that it owns or has obtained all necessary intellectual property rights required in respect of any such display or performance, and does hereby grant to Rezolute non-exclusive, non-transferable license in such materials and services to the extent required for such display or performance.

3.         Term of Agreement; Termination.

(a)    The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue (unless earlier terminated pursuant to this Section 3) through the third anniversary of the Effective Date, and thereafter shall be automatically renewed for successive one (1) year terms, unless a Program Owner delivers written notice to Rezolute (or vice versa) not less than thirty (30) days prior to the expiration of the then-current term of such Party’s intent to not extend the term of this Agreement.

(b)    Program Owner shall have the right to immediately terminate this Agreement upon not less than 60 days (60) days written notice to the other Party.

4.         Confidentiality.

For purposes of this Agreement, “Confidential Information” means any information disclosed by a Party (“Providing Party”) to the other Party (“Receiving Party”) pursuant to this Agreement relating to any proprietary or confidential information of Providing Party, including business, finances, scientific matters, research and development, technology or operations of Providing Party; provided, however, that Confidential Information excludes information that (a) was in the public domain at the time it was disclosed or has become in the public domain through no fault of Receiving Party; (b) becomes known to Receiving Party through lawful means, at the time of disclosure; or (c) was independently developed by Receiving Party without any use of the Confidential Information.  In the event that Receiving Party, or any of its representatives, becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Providing Party’s Confidential Information, Receiving Party shall provide notice of such requirement and cooperate with Providing Party to obtain a protective order or similar remedy to cause Providing Party’s Confidential Information not to be disclosed.  In the event that such protective order or other similar remedy is not obtained, Receiving Party will exercise commercially reasonable efforts to obtain assurance that “highly confidential” or other similar protective treatment will be accorded such Confidential Information.  Receiving Party will (i) treat as confidential all Confidential Information of Providing Party; (ii) not use such Confidential Information except to exercise its rights and perform its obligations under this Agreement; and (iii) not disclose such Confidential Information to any third party, in each case, except as reasonably necessary to fulfill its obligations hereunder or as required by law.  Each Party will use at least the same degree of care (and not less than a reasonable degree of care) it uses to prevent the disclosure of its own confidential information of like importance, to prevent the disclosure of Providing Party’s Confidential Information.  Each Receiving Party will promptly notify Providing Party of any actual or suspected misuse or unauthorized disclosure of Providing Party’s Confidential Information.

5.         Disclaimer; Limitation of Liability.

(a)   EXCEPT AS SET FORTH IN SECTION 1, NO PARTY HERETO MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT.

(b)   NO PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS OR REVENUE) RESULTING OR ARISING FROM THIS AGREEMENT, ANY PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT OR TERMINATION OF THIS AGREEMENT.  THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES OR OTHER RELIEF ARE SOUG\HT BASED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

6.         Notice.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile or electronic mail transmission, upon acknowledgment of receipt by the recipient, or (ii) if sent by a nationally recognized overnight courier, properly addressed with postage prepaid, on the next business day (or Saturday if sent for Saturday delivery). All notices will be sent to the most current address, electronic mail address or facsimile number provided by a Party.

7.         Governing Law; Dispute Resolution.  This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. If any dispute or claim arises from or related to this Agreement or the relationship of the Parties, the Parties shall attempt to settle that dispute or claim through good faith negotiation by authorized representatives of the Parties. Any party may initiate this informal dispute process by sending notice of the dispute to another Party. If the Parties are unable to resolve the dispute at the end of forty-five (45) days following receipt of that notice, a Party may then file a claim for arbitration.

If a Party files a claim for arbitration, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity, or termination, is to be referred to and finally resolved under the rules of the International Chamber of Commerce. Those rules are incorporated by reference into this clause. If the amount in dispute is less than or equal to USD $250,000, the number of arbitrators will be one. If the amount in dispute is greater than USD $250,000, the number of arbitrators will be three. The seat, or legal place, of the arbitration will be San Francisco, California, United States. The arbitral proceedings will be conducted in English.

8.         Assignment.  No Party may assign or transfer this Agreement without the prior written consent of the other Parties.  Subject to the foregoing, this Agreement and the obligations of the Parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors, executors, administrators, estates, heirs and permitted assigns.

9.         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.       Relationship Between Parties.  The relationship between the Parties created under this Agreement is that of independent contractors.  With respect to the relationship created under this Agreement and the pre-existing Program relationship between Genexine and Handok, the Parties are not joint ventures, partners, principal and agent, master and servant or employer and employee, and have no relationship other than as independent contracting parties.

11.       Undertaking in the Ordinary Course.  This Agreement is entered into by the Parties in furtherance of the ordinary and customary conduct of the authorized business of each such Party.

12.       Entire Agreement.  This Agreement, including Exhibit A, and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

13.       Amendments and Waiver.  This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth in this Agreement be waived, except by a writing within thirty (30) days, duly and validly executed by each of the Parties, or in the case of a waiver, the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

14.       Construction.  As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation.  The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

15.       Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  The delivery of a counterpart hereto by facsimile or other electronic transmission shall be deemed an original.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

GENEXINE, INC.

700 Daewangpangyo-ro
Korea Bio-Park, Building B
Bundang-gu,
Seongnam-si, Gyeonggi-do 13488
Republic of Korea

By:	/s/ You Suk Suh
Name: You Suk Suh
Title: Chief Executive Officer

HANDOK, INC.

132 Teheran-ro
Gangnam-gu
Seoul 06235
Republic of Korea

By:	/s/ Young Jin Kim
Name: Young Jin Kim
Title: Chief Executive Officer

REZOLUTE, INC.

201 Redwood Shores Parkway
Redwood City, CA 94065 US

By:	/s/ Nevan Elam
Name: Nevan Elam
Title: Chief Executive Officer

EXHIBIT A

Services, Service Fee, and Service Expenses

Services

Rezolute shall, during the Term, perform the following Services:

•	Establish Overall development strategy and plans for US and EU regulatory approval and market entrance and specific plans for each regulatory milestone (FDA Phase I IND, Type C Meeting, End of Phase II MT)
•	CMC Quality and Technical investigation and remediation
•	Prepare, file and maintain US IND with supporting materials
•	Provide input and oversight of Phase 1 trial design and protocol development
•	Phase 1 site selection, study start-up, and study execution
•	CMC formulation, process and product optimization for Phase 3
•	Prepare, file, conduct and respond to Type C and End of Phase 2 meetings
•	Immunogenicity assessment
•	Device consideration
•	Any and all other Additional Services related to the Program requested by Program Owner

Fees

•	Rezolute employees shall keep track of the hours that they work on the Program and any invoice submitted by Rezolute shall specify the description of work performed, who performed the work, and the hours spent for each work.
•	Rezolute Employee Hourly Fee: $200 USD.
•	Rezolute shall seek prior approval of Program Owner before engaging in any work related to the Services that would exceed $25,000 on an annualized basis.
•	Rezolute shall only bill for work performed by non-general and administrative employees
•	The fees and expenses of an Independent Party shall be submitted via invoice for reimbursement. Rezolute shall obtain the pre-approval of Program Owner for fees of expenses of any Independent Party that would exceed $25,000 on an annualized basis.

Reimbursable Service Expenses

Direct, actual and necessary out-of-pocket expenses reasonably incurred, sufficiently described and documented with itemized backups by Rezolute including, without limitation, travel.